UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2015 (January 26, 2015)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On January 26, 2015, American Media, Inc. (the “Company”) and its indirect subsidiary Weider Publications, LLC entered into an asset purchase agreement (the "Purchase Agreement") with Meredith Corporation ("Meredith"). The Purchase Agreement provides for the sale of certain assets relating to the Company's Shape, Fit Pregnancy and Natural Health brands and magazines, which comprises the Company's Women's Active Lifestyle segment (the "Business"). The Company received the initial cash consideration of $60,000,000 on January 30, 2015 when the transaction closed. The Company is further entitled to additional consideration (the "Additional Consideration"), in the form of a one-time payment, following the completion of Meredith's 2018 fiscal year on June 30, 2018. The Additional Consideration will be based upon 40% of the adjusted operating profit of the combination of the Company's Shape brand and Meredith's Fitness brand, up to $60,000,000.

Pursuant to the Purchase Agreement, the Company will continue to publish the Shape, Fit Pregnancy and Natural Health magazines with on-sale dates through March 31, 2015, after which Meredith will assume publishing responsibilities for such titles. Effective as of the closing, Meredith assumed control over the digital assets used with Shape, Fit Pregnancy and Natural Health.

The Purchase Agreement contains customary representations and warranties, covenants and indemnities for a transaction of this nature.

The references in this Item 1.01 to the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copy of the Purchase Agreement, which is attached hereto as Exhibit 2.1.

Credit Agreement Amendment

On January 27, 2015, the Company amended its revolving credit agreement, dated as of December 22, 2010 (as amended, restated, supplemented or otherwise modified through the date of amendment), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto.  In particular, the amendment (the “Credit Agreement Amendment”) permits the transactions contemplated by the Purchase Agreement.

The references in this Item 1.01 to the Credit Agreement Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copy of the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

Use of Proceeds from the Sale of the Business and Potential Further First Lien Delevering

The Company intends to use all or a portion of the net cash proceeds received from the sale of the Business to Meredith to repurchase, repay or offer to repay indebtedness, including the Company’s 11½% first lien notes due 2017 (the “First Lien Notes”). To the extent the Company does not repurchase or repay indebtedness as intended, the Company will use such proceeds for general corporate purposes.

On January 20, 2015, certain holders of the First Lien Notes who are affiliated with the Company (the “Affiliated Noteholders”) exchanged $32 million of the First Lien Notes for approximately $39 million of newly issued 7.000% Second Lien Notes due 2020 (the “New Second Lien Notes”). The Company anticipates that the Affiliated Noteholders may exchange an additional amount of First Lien Notes for New Second Lien Notes such that the Company’s pro forma first lien leverage ratio after giving effect to such exchange will be below 3.5x (the “Additional Debt Exchange”). The Company believes that, subject to market conditions and the financial performance of the Company, the Company may be in a position to refinance the remaining First Lien Notes during the quarter ending June 30, 2015.

The Company can provide no assurances, however, that the Additional Debt Exchange will occur or that the Company will be able to refinance the remaining First Lien Notes.

Certain Financial Information for the Three and Nine Months Ended December 31, 2014 and 2013

The following table summarizes certain operating results of the Company on a consolidated basis for the three and nine months ended December 31, 2014:

	Three Months Ended December 31,		%	Nine Months Ended December 31,		%
(in thousands)	2014	2013	Change	2014	2013	Change
Operating revenues	$70,685	$74,648	(5)%	$223,126	$255,644	(13)%
Operating income (loss)	$6,531	$(544)	*	$(6,999)	$26,825	*
Adjusted EBITDA	$19,253	$20,320	(5)%	$49,452	$70,361	(30)%

* Represents an increase or decrease in excess of 100%.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The following table reconciles the differences between operating income (loss) as determined under generally accepted accounting practices in the U.S. (GAAP) and Adjusted EBITDA for the three and nine months ended December 31, 2014 and 2013:

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
in thousands	2014	2013	2014	2013
Operating income (loss)	$6,531	$(544)	$(6,999)	$26,825
Add (deduct):
Depreciation and amortization	4,277	3,736	10,825	10,453
Impairment of goodwill and intangible assets	—	9,238	18,458	9,238
Amortization of deferred rack costs	1,456	1,416	4,249	4,755
Amortization of short-term racks	2,188	2,884	6,492	7,116
Merger and related transaction(s) costs	1,585	—	4,755	—
Restructuring costs and severance	766	1,569	3,148	7,807
Costs related to launches and closures of publications	1,015	15	1,218	910
AMI share of bad debt and other expenses related to wholesaler shutdowns	457	—	5,773	1,500
Other EBITDA adjustments	978	2,006	1,533	1,757
Adjusted EBITDA	$19,253	$20,320	$49,452	$70,361

Rationale for Use of Non-GAAP Financial Measures

Adjusted EBITDA, a measure we use to gauge our operating performance, is defined as operating income (loss) plus depreciation of property and equipment, amortization of intangible assets, provision for impairment of intangible assets and goodwill, deferred rack costs, merger and related transaction(s) costs, restructuring costs and severance, adjustments for gains or costs related to launches and closures of publications, certain bad debt and other expenses related to wholesaler shutdowns and other EBITDA adjustments.

We believe that the inclusion of Adjusted EBITDA is appropriate to evaluate our operating performance compared to our operating plans and/or prior years and to value prospective acquisitions. We also believe that Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the impact of certain items that can differ significantly from company to company, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.

Management believes our investors use Adjusted EBITDA as a gauge to measure the performance of their investment in the Company. Management compensates for limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business than GAAP results alone can provide. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from continuing operations as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). These forward-looking statements relate to the Company’s current beliefs regarding future events or our future operating or financial performance. By their nature, forward-looking statements involve risks, trends, and uncertainties that could cause actual results to differ materially from those anticipated in any forward-looking statements.

The Company has tried, where possible, to identify such statements by using words such as “believes,” “expects,” “intends,” “estimates,” “may,” “anticipates,” “will,” “likely,” “projects,” “plans,” “should,” “could,” “potential” or “continue” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statement is and will be based upon the Company’s then current expectations, estimates, beliefs or assumptions regarding future events (including, but not limited to, its ability to refinance the First Lien Notes in the capital markets and the completion of the Additional Debt Exchange), is subject to uncertainty and changes in circumstances and is applicable only as of the dates of such statement. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological strategic and/or regulatory factors, and other factors affecting the operations of the Company. The Company may also make written and oral forward-looking statements in the reports it files from time to time with the Securities and Exchange Commission.

The Company cautions you not to place undue reliance on any forward-looking statement, which speaks only as of the date of this Current Report and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statement contained in this Current Report, whether as a result of new information, future events or otherwise, except as required by law.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless the Company specifically states that the information is to be considered “filed” under the Securities Exchange Act or incorporates it by reference into a filing under the Securities Act, or the Securities Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(b)    Pro forma financial information.

Attached as Exhibit 99.1 hereto are an unaudited pro forma consolidated balance sheet as of September 30, 2014 and an unaudited pro forma consolidated statements of income (loss) for the six months ended September 30, 2014 and the fiscal years ended March 31, 2014, 2013 and 2012.

(d)    Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: January 30, 2015	By:	/s/ Christopher V. Polimeni
Name: Christopher V. Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of January 26, 2015, among American Media, Inc. and its indirect subsidiary Weider Publications, LLC and Meredith Corporation.
10.1
Amendment No. 5, dated January 27, 2015, to the Revolving Credit Agreement, dated as of December 22, 2010 (as amended, restated, modified or supplemented from time to time), by and among American Media, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

99.1	Pro forma financial information.